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                                                                      EXHIBIT 21

                              WILLBROS GROUP, INC.

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
                                                                                 JURISDICTION OF
                             COMPANY NAME                                         INCORPORATION
                                  AND                                                  OR
         NAME UNDER WHICH IT IS DOING BUSINESS (IF APPLICABLE)                    ORGANIZATION
--------------------------------------------------------------------         -------------------------
Associated Contractors Equipment Corporation                                           Panama
Construcciones Acuaticas Mundiales, S.A.                                              Venezuela
Constructora CAMSA, C.A.                                                              Venezuela
Contratistas Transandinos, S.A.   d/b/a/ COTRA                                        Colombia
Cruzamientos Direccionales Orizzon, S.A. de C.V.                                       Mexico
"ESCA" Equipment Service Compania Anonima                                             Venezuela
Harwat Financial Services Corporation, N.V.                                     Netherlands Antilles
International Pipeline Equipment, Inc.                                                 Panama
Interproject Engineers Limited                                                     Cayman Islands
Inversiones CAMSA, C.A.                                                               Venezuela
Kompaniya Willbros  ZAO                                                                Russia
Monastere Inc.                                                                      Delaware, USA
Willbros MSI Canada, Inc.                                                              Canada
Petrochem Construction Ltd.                                                            Canada
Musketeer Oil B.V.                                                                   Netherlands
Osage Oilfield Services, Inc.                                                       Oklahoma, USA
Pipelines & Logistics, Inc.                                                         Delaware, USA
Pretensado S.A.                                                                       Venezuela
PT Willbros Indonesia                                                                 Indonesia
Servicios Petroleros Willbros, S.A. de C.V.                                            Mexico
Shield Constructors, Inc.                                                              Panama
Shield International Engineering, Inc.                                                 Panama
The Oman Construction Company, L.L.C.                                                   Oman
Vessel MWB 403, Inc.                                                                Delaware, USA
Vintondale Corporation N.V.                                                     Netherlands Antilles
Willbros Alaska, Inc.                                                               Delaware, USA
Willbros Al-Rushaid Limited                                                         Saudi Arabia
Willbros Andina Pipeline Investments, L.L.C.                                        Delaware, USA
Willbros Azerbaijan Limited                                                        Cayman Islands
Willbros Bolivia, S.A.                                                                 Panama
Willbros Chile, S.A.                                                                    Chile
Willbros Construction & Engineering - Egypt, LLC                                        Egypt
Willbros Constructors, Inc.                                                            Panama
Willbros Constructors, Inc.                                                        Cayman Islands
Willbros Contracting Limited                                                           Cyprus
Willbros Energy Services Company                                                    Delaware, USA
Willbros Engineering & Construction Limited                                            Canada
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WILLBROS GROUP, INC.                                                 Exhibit 21
(Cont'd)

                                                                                 JURISDICTION OF
                             COMPANY NAME                                         INCORPORATION
                                  AND                                                  OR
         NAME UNDER WHICH IT IS DOING BUSINESS (IF APPLICABLE)                    ORGANIZATION
--------------------------------------------------------------------         -------------------------
Willbros Engineers, Inc.                                                            Delaware, USA
Willbros Far East, Inc.                                                                Vanuatu
Willbros Far East (PNG) Ltd                                                       Papua New Guinea
Willbros Far East Sdn. Bhd.                                                           Malaysia
Willbros Financial Services, Inc.                                                      Panama
Willbros, Inc.                                                                      Delaware, USA
Willbros International (Germany) G.m.b.H.                                              Germany
Willbros International, Inc.                                                           Panama
Willbros International Pty Limited                                                    Australia
Willbros Iran, Inc.                                                                    Panama
Willbros Kuwait Gas & Oil Field Services Co. (w.l.l.)                                  Kuwait
Willbros Latina, S.A.                                                                  Panama
Willbros Marine Assets, Inc.                                                           Panama
Willbros Middle East, Inc.                                                             Panama
Willbros Mt. West, Inc.                                                             Colorado, USA
Willbros (Nigeria) Limited                                                             Nigeria
Willbros (Offshore) Nigeria Limited                                                    Nigeria
Willbros Operating Services, Inc.                                                   Delaware, USA
Willbros (Overseas) Limited                                                        United Kingdom
Willbros Pacific Industrial Electric, Inc.                                          Colorado, USA
Willbros Process Electric & Control, Inc.                                            Oregon, USA
Willbros Process Engineering Design, Inc.                                           Colorado, USA
Willbros RPI, Inc.                                                                  Delaware, USA
Willbros Suramerica, S.A.                                                              Panama
Willbros Servicios, Obras y Sistemas S.A.                                              Ecuador
Willbros Transandina S.A.                                                              Bolivia
Willbros (U.K.) Limited                                                            United Kingdom
Willbros USA, Inc.                                                                  Delaware, USA
Willbros West Africa, Inc.                                                             Panama
Willgrande, L.L.C.                                                                  Oklahoma, USA
Willsip, L.L.C.                                                                     Oklahoma, USA
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                                        2                                 3/9/04